Exhibit 99.1

MoneyGram International Reports Second Quarter 2016 Financial Results

DALLAS, July 29, 2016 /PRNewswire/ -- MoneyGram (NASDAQ: MGI) today reported financial results for its second quarter ended June 30, 2016.

Second Quarter Financial Results

  Total revenue for the quarter was $383.7 million, an increase of 7% on a reported and constant currency basis.
  Net income for the quarter was $3.1 million, an increase of $15.5 million, and EBITDA was $50.1 million, an increase of $34.1 million.
  Operating income for the quarter was $16.2 million, an increase of $31.9 million.
  Adjusted EBITDA for the quarter was $61.2 million, an increase of 6% on a reported basis and 7% on a constant currency basis. Adjusted EBITDA margin was 16.0%.
  Diluted earnings per share for the quarter was $0.05. Adjusted diluted earnings per share was $0.15.
  Year-to-date Adjusted Free Cash Flow was $52.8 million.

"MoneyGram performed well in the second quarter with solid improvements to key financial metrics as the global nature of our business enabled us to deliver bottom-line growth within our expectations," said Alex Holmes, MoneyGram's chief executive officer. "Economic and geopolitical issues in certain countries accelerated during the quarter and impacted our top-line performance. As a result, we now expect constant currency revenue growth of 7% to 9%, which primarily reflects the ongoing impact of slower growth in these countries. We remain focused on disciplined expense management while continuing to capitalize on profitable growth and expansion initiatives. Therefore we are maintaining our outlook for constant currency adjusted EBITDA growth of 9% to 11%. Importantly, our team is hard at work implementing technologies that, combined with our global network, will differentiate the MoneyGram brand. We are energized to gain market share through delivering a superior customer experience."

Second Quarter Money Transfer Highlights

  Money transfer revenue for the quarter was $341.5 million, representing an 8% increase on a reported and constant currency basis.
  Money transfer revenue growth reflects the continued strength in the Company's Non-U.S. and U.S. Outbound sends in the second quarter:
    Non-U.S. revenue grew 11% on a reported basis and 12% on a constant currency basis led by Western Europe and Africa.
    U.S. Outbound revenue grew 10% on a reported and constant currency basis led by sends to Latin America and Africa.
    U.S. to U.S. revenue declined 5% on a reported and constant currency basis primarily due to lower volume of transactions under $200.
  Money transfer revenue from U.S. Outbound and Non-U.S. sends grew 11% in the quarter on a reported and constant currency basis and accounted for 88% of total money transfer revenue.
  Digital money transfer revenue grew 17% over the prior year, and represented 13% of total money transfer revenue.
  Digital money transfer transactions increased 9%, and represented 15% of total money transfer transactions.
  moneygram.com attracted more than 214,000 new active customers.

Full Year 2016 Outlook

For the full year 2016, the Company now expects 7%-9% constant currency revenue growth. The Company's outlook for constant currency adjusted EBITDA growth of 9%-11% is unchanged.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as "believes," "estimates," "expects," "projects," "plans," "anticipates," "intends," "continues," "will," "should," "could," "may," "would," "goals" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of a competing "white label" branded money transfer product or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, terminations of contracts, other administrative actions or lawsuits or negative publicity; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; regulations addressing consumer privacy, data use and security; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; our ability to manage risks associated with our international sales and operations, including risks associated with the United Kingdom's vote to withdraw from the European Union; major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; a security or privacy breach in systems, networks or databases on which we rely; disruptions to our computer network systems and data centers; weakened consumer confidence in our business or money transfers generally; continued weakness in economic conditions, in both the U.S. and global markets; a significant change, material slow down or complete disruption of international migration patterns; concerns regarding the financial health of certain European countries; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business; and the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the SEC, including MoneyGram's annual report on Form 10-K for the year ended December 31, 2015 and subsequent Form 10-Q.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes, cash payments related to an IRS tax matter, and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), adjusted diluted earnings per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs, compliance enhancement program costs, direct monitor costs, legal and contingent matter costs, reorganization and restructuring costs, currency changes and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.

Description of Tables

Table One	–	Condensed Consolidated Statements of Operations
Table Two	–	Segment Results
Table Three	–	Segment Reconciliations
Table Four	–	EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	–	Adjusted Net Income and Adjusted Diluted EPS
Table Six	–	Condensed Consolidated Balance Sheets
Table Seven	–	Condensed Consolidated Statements of Cash Flows

Conference Call

MoneyGram International will host a conference call today at 8:00 a.m. CT, 9:00 a.m. ET, to discuss its results. Alex Holmes, chief executive officer, and Larry Angelilli, chief financial officer, will host the call.

Participant Dial-In Numbers:

U.S.:	1-800-341-3130
International:	+1-913-981-5510
Replay:	1-877-870-5176 or 1-858-384-5517
Replay ID:	6122443
Replay is available through August 5, 2016

About MoneyGram International, Inc.

MoneyGram is a global provider of innovative money transfer and payment services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in select markets. More information about MoneyGram International, Inc. is available at moneygram.com.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		2016 vs	Six Months Ended June 30,		2016 vs
(Amounts in millions, except per share data)	2016	2015	2015	2016	2015	2015

REVENUE
Fee and other revenue	$379.3	$356.0	$23.3	$734.0	$683.7	$50.3
Investment revenue	4.4	2.8	1.6	8.1	5.7	2.4
Total revenue	383.7	358.8	24.9	742.1	689.4	52.7

Total revenue growth, as reported	7%	(4)%		8%	(8)%
Total revenue growth, constant currency	7%	1%		8%	(3)%

OPERATING EXPENSES
Commissions expense	173.5	163.4	10.1	336.3	316.9	19.4
Compensation and benefits	74.4	87.8	(13.4)	146.1	162.5	(16.4)
Transaction and operations support	83.1	90.3	(7.2)	147.6	160.7	(13.1)
Occupancy, equipment and supplies	16.0	15.8	0.2	31.2	31.3	(0.1)
Depreciation and amortization	20.5	17.2	3.3	41.6	32.0	9.6
Total operating expenses	367.5	374.5	(7.0)	702.8	703.4	(0.6)
OPERATING INCOME (LOSS)	16.2	(15.7)	31.9	39.3	(14.0)	53.3
Other expense
Interest expense	11.2	11.4	(0.2)	22.5	22.5	—
Total other expense	11.2	11.4	(0.2)	22.5	22.5	—
Income (loss) before income taxes	5.0	(27.1)	32.1	16.8	(36.5)	53.3
Income tax expense (benefit)	1.9	(14.7)	16.6	17.9	47.9	(30.0)
NET INCOME (LOSS)	$3.1	$(12.4)	$15.5	$(1.1)	$(84.4)	$83.3

INCOME (LOSS) PER COMMON SHARE
Basic	$0.05	$(0.20)	$0.25	$(0.02)	$(1.36)	$1.34
Diluted	$0.05	$(0.20)	$0.25	$(0.02)	$(1.36)	$1.34

Weighted-average outstanding common shares and equivalents used in computing income (loss) per share
Basic (1)	62.5	62.1	0.4	62.5	62.1	0.4
Diluted (1)	66.0	62.1	3.9	62.5	62.1	0.4

(1) Includes common stock equivalents of 8.9 million for the three and six months ended June 30, 2016 and 2015, respectively. The following weighted-average potential common shares are excluded from diluted earnings (loss) per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options	2.8	3.5		2.9	3.6
Shares related to restricted stock units	1.8	4.3		4.6	3.5

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended June 30,		2016 vs	Six Months Ended June 30,		2016 vs
(Amounts in millions)	2016	2015	2015	2016	2015	2015

Money transfer revenue	$341.5	$316.6	$24.9	$657.7	$603.4	$54.3
Bill payment revenue	23.2	24.1	(0.9)	47.3	49.6	(2.3)
Total revenue	$364.7	$340.7	$24.0	$705.0	$653.0	$52.0

Total commissions expense	$172.6	$163.2	$9.4	$334.8	$316.5	$18.3

Operating income	$19.7	$0.4	$19.3	$43.4	$0.6	$42.8

Operating margin	5.4%	0.1%		6.2%	0.1%

Money transfer revenue growth, as reported	8%	(4)%		9%	(8)%
Money transfer revenue growth, constant currency	8%	2%		10%	(3)%

Financial Paper Products
	Three Months Ended June 30,		2016 vs	Six Months Ended June 30,		2016 vs
(Amounts in millions)	2016	2015	2015	2016	2015	2015

Money order revenue	$12.9	$12.8	$0.1	$25.6	$25.9	$(0.3)
Official check revenue	6.1	5.3	0.8	11.5	10.5	1.0
Total revenue	$19.0	$18.1	$0.9	$37.1	$36.4	$0.7

Total commissions expense	$0.9	$0.3	$0.6	$1.5	$0.5	$1.0

Operating income	$4.6	$4.0	$0.6	$9.1	$9.4	$(0.3)

Operating margin	24.2%	22.1%		24.5%	25.8%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended June 30,		2016 vs	Six Months Ended June 30,		2016 vs
(Amounts in millions)	2016	2015	2015	2016	2015	2015

Revenue (as reported)	$364.7	$340.7	$24.0	$705.0	$653.0	$52.0

Adjusted operating income	$29.0	$21.2	$7.8	$61.9	$40.5	$21.4

Reorganization and restructuring costs (1)	—	(4.1)	4.1	—	(12.5)	12.5
Compliance enhancement program	(1.6)	(9.4)	7.8	(4.4)	(14.5)	10.1
Direct monitor costs	(2.8)	(2.8)	—	(4.7)	(4.7)	—
Stock-based compensation expense	(4.0)	(4.5)	0.5	(8.5)	(8.2)	(0.3)
Severance and related costs	(0.9)	—	(0.9)	(0.9)	—	(0.9)
Total adjustments	(9.3)	(20.8)	11.5	(18.5)	(39.9)	21.4

Operating income (as reported)	$19.7	$0.4	$19.3	$43.4	$0.6	$42.8

Adjusted operating margin	8.0%	6.2%		8.8%	6.2%
Total adjustments	(2.6)%	(6.1)%		(2.6)%	(6.1)%
Operating margin (as reported)	5.4%	0.1%		6.2%	0.1%

Financial Paper Products
	Three Months Ended June 30,		2016 vs	Six Months Ended June 30,		2016 vs
(Amounts in millions)	2016	2015	2015	2016	2015	2015

Revenue (as reported)	$19.0	$18.1	$0.9	$37.1	$36.4	$0.7

Adjusted operating income	$5.3	$5.6	$(0.3)	$10.5	$12.8	$(2.3)

Reorganization and restructuring costs (1)	—	(0.5)	0.5	—	(1.5)	1.5
Compliance enhancement program	(0.3)	(0.6)	0.3	(0.5)	(1.0)	0.5
Stock-based compensation expense	(0.4)	(0.5)	0.1	(0.9)	(0.9)	—
Total adjustments	(0.7)	(1.6)	0.9	(1.4)	(3.4)	2.0

Operating income (as reported)	$4.6	$4.0	$0.6	$9.1	$9.4	$(0.3)

Adjusted operating margin	27.9%	30.9%		28.3%	35.2%
Total adjustments	(3.7)%	(8.8)%		(3.8)%	(9.3)%
Operating margin (as reported)	24.2%	22.1%		24.5%	25.8%

(1) Reorganization and restructuring costs are no longer being adjusted effective January 1, 2016.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

	Three Months Ended June 30,		2016 vs	Six Months Ended June 30,		2016 vs
(Amounts in millions)	2016	2015	2015	2016	2015	2015

Income (loss) before income taxes	$5.0	$(27.1)	$32.1	$16.8	$(36.5)	$53.3
Interest expense	11.2	11.4	(0.2)	22.5	22.5	—
Depreciation and amortization	20.5	17.2	3.3	41.6	32.0	9.6
Amortization of agent signing bonuses	13.4	14.5	(1.1)	27.7	29.1	(1.4)
EBITDA	50.1	16.0	34.1	108.6	47.1	61.5

Significant items impacting EBITDA:
Stock-based, contingent and incentive compensation (1)	4.5	6.7	(2.2)	10.7	12.8	(2.1)
Direct monitor costs	2.8	2.8	—	4.7	4.7	—
Compliance enhancement program	1.9	10.2	(8.3)	4.9	15.7	(10.8)
Severance and related costs (2)	1.4	—	1.4	1.4	—	1.4
Legal and contingent matters (3)	0.5	3.6	(3.1)	0.7	3.7	(3.0)
Reorganization and restructuring costs (4)	—	4.6	(4.6)	—	14.5	(14.5)
Pension settlement charge	—	13.8	(13.8)	—	13.8	(13.8)
Adjusted EBITDA	$61.2	$57.7	$3.5	$131.0	$112.3	$18.7

Adjusted EBITDA margin (5)	16.0%	16.1%	(0.1)%	17.7%	16.3%	1.4%

Adjusted EBITDA growth, as reported	6%			17%
Adjusted EBITDA growth, constant currency adjusted	7%			18%

Adjusted EBITDA	$61.2	$57.7	$3.5	$131.0	$112.3	$18.7
Cash payments for interest	(10.5)	(10.6)	0.1	(20.9)	(21.0)	0.1
Cash taxes, net	(2.2)	(57.7)	55.5	(4.6)	(65.3)	60.7
Payments related to IRS tax matter	—	55.8	(55.8)	—	61.0	(61.0)
Cash payments for capital expenditures	(20.1)	(32.8)	12.7	(38.1)	(59.7)	21.6
Cash payments for agent signing bonuses	(7.2)	(19.8)	12.6	(14.6)	(63.8)	49.2
Adjusted Free Cash Flow	$21.2	$(7.4)	$28.6	$52.8	$(36.5)	$89.3

(1) Stock-based compensation, contingent performance awards and certain incentive compensation.
(2) Severance and related costs from organizational alignment.
(3) Fees and expenses related to certain legal and contingent matters.
(4) Reorganization and restructuring costs are no longer being adjusted effective January 1, 2016.
(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME and ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions, except per share data)	2016	2015	2016	2015

Net income (loss)	$3.1	$(12.4)	$(1.1)	$(84.4)

Total adjustments (1)	11.1	41.7	22.4	65.2

Tax impacts of adjustments (2)	(4.0)	(15.2)	(8.1)	(23.8)
Tax adjustments (3)	—	—	7.7	63.7
Adjusted net income	$10.2	$14.1	$20.9	$20.7

Diluted earnings (loss) per common share	$0.05	$(0.20)	$(0.02)	$(1.36)

Diluted adjustments per common share	0.10	0.43	0.35	1.69

Diluted adjusted earnings per common share	$0.15	$0.23	$0.33	$0.33

Diluted weighted-average outstanding common shares and equivalents	66.0	62.1	62.5	62.1

(1) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(3) Represents adjustments to income tax expense for the IRS tax litigation matter and a change to an uncertain tax position.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$148.6	$164.5
Settlement assets	3,320.5	3,505.6
Property and equipment, net	196.8	199.7
Goodwill	442.2	442.2
Other assets	182.7	193.2
Total assets	$4,290.8	$4,505.2

LIABILITIES
Payment service obligations	$3,320.5	$3,505.6
Debt	939.0	942.6
Pension and other postretirement benefits	91.4	96.3
Accounts payable and other liabilities	161.1	183.5
Total liabilities	4,512.0	4,728.0

STOCKHOLDERS' DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 issued at June 30, 2016 and December 31, 2015	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 shares issued at June 30, 2016 and December 31, 2015	0.6	0.6
Additional paid-in capital	1,011.9	1,002.4
Retained loss	(1,260.0)	(1,226.8)
Accumulated other comprehensive loss	(48.4)	(48.7)
Treasury stock: 5,399,831 and 5,612,188 shares at June 30, 2016 and December 31, 2015, respectively	(109.2)	(134.2)
Total stockholders' deficit	(221.2)	(222.8)
Total liabilities and stockholders' deficit	$4,290.8	$4,505.2

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(Amounts in millions)	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1.1)	$(84.4)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities	32.8	27.1
Net cash provided by (used in) operating activities	31.7	(57.3)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(38.1)	(59.7)
Net cash used in investing activities	(38.1)	(59.7)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt	(4.9)	(5.0)
Stock repurchase	(4.6)	—
Net cash used in financing activities	(9.5)	(5.0)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(15.9)	(122.0)

CASH AND CASH EQUIVALENTS—Beginning of period	164.5	250.6
CASH AND CASH EQUIVALENTS—End of period	$148.6	$128.6

CONTACT:
MoneyGram International, Inc.
Suzanne Rosenberg
214-979-1400
ir@moneygram.com

Media Relations:
Michelle Buckalew
214-979-1418
media@moneygram.com

Photo - http://photos.prnewswire.com/prnh/20160728/393944-INFO

Logo - http://photos.prnewswire.com/prnh/20150730/251082LOGO